EXHIBIT 11

                         VIASOFT, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands except per share data)

                                                              Year Ended June 30,
                                                          -------------------------
                                                           1996(2)  1995(2)  1994(2)
                                                          -------  -------  -------
Primary:
Common shares outstanding, beginning of period ..........  15,949    3,438    2,892
Effect of Weighting Shares:
  Warrants and employee stock options outstanding .......   1,001      924      604
  Sale of common stock, net .............................     137    1,146      127
  Employee stock options exercised ......................     305      228      249
 Conversion of preferred stock(1) .......................      --    8,848    8,848
                                                          -------  -------  -------
Weighted  average  number  of  common  and  common  share
   equivalents outstanding (2) ..........................  17,392   14,584   12,720
                                                          =======  =======  =======
Net income .............................................. $ 6,217  $ 5,192  $ 3,645
                                                          =======  =======  =======
Earnings per common and common share equivalent ......... $  0.36  $  0.36  $  0.29
                                                          =======  =======  =======


Fully diluted:
Common shares outstanding, beginning of period ..........  15,949    3,438    2,892
Effect of Weighting Shares:
  Warrants and employee stock options outstanding .......   1,192    1,062      895
  Sale of common stock, net .............................     137    1,146      127
  Employee stock options exercised ......................     305      228      249
 Conversion of preferred stock(1) .......................      --    8,848    8,848
                                                          -------  -------  -------
Weighted  average  number  of  common  and  common  share
   equivalents outstanding(2) ...........................  17,583   14,722   13,011
                                                          =======  =======  =======
Net income .............................................. $ 6,217  $ 5,192  $ 3,645
                                                          =======  =======  =======
Earnings per common and common share equivalent ......... $  0.35  $  0.35  $  0.28
                                                          =======  =======  =======

(1)  Conversion of preferred stock was assumed in 1994.
(2) Reflects effect of the December, 1994 one-for-three reverse stock split and the August 30, 1996 two-for-one stock split.